UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 17, 2023

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2023, Mullen Automotive Inc. (the “Company”) entered into a binding Letter of Agreement (the “LOA”) with Lawrence Hardge, Global EV Technology, Inc., and EV Technology, LLC (collectively, “EVT”), pursuant to which the parties will partner and joint venture on all aspects of a device (the “Technology”) previously known as a Battery Life Enhancing Technology along with Ever-Charge Technology and/or Energy Management Module that is designed to extend the effective battery life and can be added to many applications that require and use battery resources to be powered (the “Transaction”).

Pursuant to the LOA, the Company and EVT will jointly form and organize a new corporation or limited liability company known as Mullen Advanced Energy Operations (“MAEO”) for the purpose of developing, manufacturing, marketing, selling, leasing, distributing and servicing all products resulting from the Technology. The Company will hold a 51% equity interest in MAEO, and EVT will hold a 49% equity interest in MAEO.

Pursuant to the LOA, EVT agreed to license to MAEO the Technology and all intellectual property rights relating to the Technology (the “IP”) and assign to MAEO all rights of EVT to all governmental and other contracts, purchase orders or otherwise relating to the Technology. EVT may grant a limited exclusive license to the Technology to a third party specifically for the United Arab Emirates.

Pursuant to the LOA, the Company agreed to (1) pay Mr. Hardge $50,000, (2) pay Mr. Hardge $5.0 million upon execution of the Definitive Agreements (as defined below) by all parties and completion of assignment of all IP to MAEO, and (3) fund an initial amount of up to $5.0 million for all business operations of MAEO, including for the purposes of product manufacturing, product delivery, marketing and promotions and make further funding to MAEO based on a budget reasonably approved by the parties.

The parties will negotiate additional terms of the Transaction and enter into definitive agreements (the “Definitive Agreements”) incorporating the terms and conditions of the LOA at the earliest date practicable.

The foregoing summary of the LOA does not purport to be complete and is subject to, and qualified in its entirety by the full text of the LOA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 18 and 20, 2023, the Company issued press releases announcing the LOA and the Transaction. A copy of the press releases is attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The information in this Item 7.01 and Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Agreement, dated April 17, 2023, by and between Mullen Automotive, Inc., Lawrence Hardge, Global EV Technology, Inc., and EV Technology, LLC.
99.1	Press Release dated April 18, 2023.
99.2	Press Release dated April 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: April 20, 2023	By:	/s/ David Michery
David Michery
Chief Executive Officer